UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House,	30 Pembroke Road,	Dublin 4,	Ireland	D04 Y0C2
(Address of principal executive offices)				(Zip Code)

+353	1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On February 19, 2021, Eaton announced that Ken D. Semelsberger, Senior Vice President and Controller, will retire effective March 31, 2021. On the same day, Eaton announced that Daniel Hopgood, age 49, will succeed Mr. Semelsberger as Senior Vice President and Controller upon Mr. Semelsberger’s retirement. Mr. Hopgood will also succeed Mr. Semelsberger as the registrant’s principal accounting officer.

Mr. Hopgood is currently serving as Senior Vice President, Global Financial Systems and Services for Eaton. From September 2013 to September 2017, he was Senior Vice President of Finance and Planning for Eaton’s Industrial Sector and from March 2012 to September 2013 he was Vice President of Finance and Planning for the Vehicle Segment. Prior to that he served in various finance and accounting leadership roles for several industrial companies. Mr. Hopgood is a Certified Public Accountant.

Mr. Hopgood will continue to participate in Eaton’s executive compensation plans and programs, as more fully described in the company’s proxy statement for its Annual General Meeting, dated March 13, 2020.

A copy of the press release issued by the Company on February 19, 2021 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Item	Exhibit

99.1	Press Release issued February 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date:	February 19, 2021	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and General Counsel